FRONTIER FINANCIAL CORPORATION
332 SW Everett Mall Way
Everett, Washington 98204

Contact: John Dickson
Frontier Financial Corporation
President and CEO
425-514-0700

NEWS RELEASE

For release April 17, 2008

FRONTIER FINANCIAL CORPORATION
DISCLOSES PROMINENT LAND DEVELOPER
AND BUILDER LOAN BORROWINGS

EVERETT, WASHINGTON – April 17, 2008 – On April 16, 2008, Frontier Financial Corporation (Nasdaq: FTBK) (“Frontier”) held its 2008 Annual Meeting of Shareowners. During the question and answer session, a shareowner asked Frontier’s President and Chief Executive Officer, John J. Dickson, about recent rumors concerning the financial condition of a prominent land developer and builder headquartered in Snohomish County, Patrick McCourt and his company, Barclays North, and Frontier Bank’s loans to that borrower. Mr. Dickson replied that while normally he would not comment on the Bank’s lending relationship with a specific borrower, given the recent speculation on the Internet and elsewhere, he had been authorized by Mr. McCourt to reply to this question if asked at the meeting. Mr. Dickson advised that the total Frontier Bank loans to Barclays North as of March 31, 2008, were less than $300,000.

ABOUT FRONTIER FINANCIAL CORPORATION

Frontier is a Washington-based financial holding company providing financial services through its commercial bank subsidiary, Frontier Bank.  Frontier offers a wide range of financial services to businesses and individuals in its market area, including investment and insurance products.

This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in Frontier Financial Corporation and Washington Banking Company’s respective filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; and (6) successful completion of the merger, the closing of which remains subject to customary closing conditions. Neither Frontier Financial Corporation or Washington Banking Company undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.